[INTERNATIONAL PAPER LETTERHEAD]

                                                   INTERNATIONAL PAPER PLAZA
                                                   400 ATLANTIC STREET
                                                   STAMFORD, CT 06921
News Release

Media Contacts:   Jennifer Boardman, 203-541-8407
                  Stacy Wygant, 901-359-6335

Investor Contact: Darial Sneed, 203-541-8541

            International Paper Reports First-Quarter 2003 Earnings,
                    Swings to a Profit from Previous Quarter

o EPS of $0.09 per share improves from a prior quarter loss of $0.27 per share
o EPS before special items of $0.14 up versus $0.12 prior year, despite much higher costs

Stamford, Conn. - April 24, 2003 - International Paper (NYSE: IP) today reported first-quarter 2003 net earnings of $44 million ($0.09 per share), compared with a net loss of $1,110 million ($2.31 per share) in the first quarter of 2002 and a net loss of $130 million ($0.27 per share) in the fourth quarter of 2002. Amounts in all periods include the effects of special items, with the first-quarter amounts in both years also reflecting a cumulative effect of an accounting change.

Before the cumulative effects of accounting changes and special items, earnings for the first quarter of 2003 were $68 million ($0.14 per share), compared with $58 million ($0.12 per share) in the 2002 first quarter and $160 million ($0.33 per share) in the fourth quarter of 2002.

First-quarter 2003 net sales totaled $6.1 billion, compared with $6.0 billion in the first quarter of 2002 and $6.3 billion in the fourth quarter of 2002.

"Despite adverse weather, higher energy costs and a sluggish world economy, I'm encouraged by our ability to achieve higher year-over-year operating earnings," said John Dillon, International Paper chairman and chief executive officer. "While we're still nowhere near where we want to be, our strong focus on internal improvements and customer service continues to positively impact our results."

Special Items and the Cumulative Effects of Accounting Changes

Special items in the 2003 first quarter included a net charge of $23 million before taxes and minority interest ($14 million after taxes and minority interest or $0.03 per share) for certain costs related to the shutdown of the Natchez, Miss., dissolving pulp mill, and other charges for organizational realignments and related severance. Also in the quarter, the company adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations", resulting in a $10 million after-tax charge ($0.02 per share) for the cumulative effect of a change in accounting.




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Special items in the first quarter of 2002 consisted of a $10 million pre-tax credit ($7 million after taxes) for the reversal of reserves no longer required. In addition, the company also recorded a cumulative effect of an accounting change of $1.2 billion in the 2002 first quarter for the transitional goodwill impairment charge from the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets".

Special items in the fourth quarter of 2002 consisted of a pre-tax charge of $101 million ($71 million after taxes and minority interest) for facility closures, administrative realignment severance costs, and cost reduction actions, a pre-tax charge of $450 million ($278 million after taxes) for additions to existing exterior siding legal reserves, a pre-tax charge of $46 million ($27 million after taxes and minority interest) for early debt retirement costs, a pre-tax credit of $58 million ($36 million after taxes) for the reversal of restructuring and realignment reserves no longer required, a pre-tax credit of $10 million ($4 million after taxes) to adjust accrued costs of businesses sold, and a $46 million credit for an adjustment of deferred state income tax reserves.

A reconciliation of earnings before special items to net earnings (loss), including information regarding the cumulative effect of accounting changes and special items, is presented in a table in this press release.

Segment Information

Compared with the first quarter of 2002, operating profits were up slightly as higher energy costs and extreme weather conditions that affected fiber costs were offset by volume and pricing gains.

First-quarter 2003 segment operating profits and business trends compared with the fourth quarter of 2002 were as follows.

First-quarter operating profits for Printing Papers were $122 million compared with fourth-quarter 2002 operating profits of $157 million due to higher energy and fiber costs as well as weather-related operating problems at U.S. mills.

Industrial and Consumer Packaging operating profits were $89 million in the first quarter, compared with $116 million in the 2002 fourth quarter as higher Industrial Packaging volumes were offset by seasonally weaker demand in Consumer Packaging as well as higher energy and fiber costs.

The company's distribution business, xpedx, reported operating profits of $15 million for the first quarter of 2003 compared with operating profits in the fourth quarter of 2002 of $28 million, due to seasonally lower sales and higher energy costs that impacted warehousing and delivery costs.

First-quarter Forest Products operating profits of $161 million were up slightly from $156 million in the fourth quarter of 2002 as slightly improved lumber and plywood results offset lower harvest volumes and lower gains from land sales.

Operating profits at Carter Holt Harvey, International Paper's 50.5 percent owned subsidiary in New Zealand, were $16 million in the first quarter of 2003, flat with fourth-quarter 2002 operating profits amid improved paper and pulp results offset by lower results in forests and wood products.





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Corporate items, net, were $88 million for the 2003 first quarter, slightly lower than $94 million in the first quarter of 2002, but higher than in the fourth quarter of 2002 due to an increase in pension expense and higher supply chain initiative costs, somewhat offset by lower benefit costs. Fourth-quarter expenses were also lower due to proceeds from the sale of shares received from an insurance company demutualization.

The company will hold a webcast to discuss earnings and current market conditions at 10 a.m. (EDT) today. All interested parties are invited to listen to the webcast live via the company's Internet site at http://www.internationalpaper.com by clicking on the Investor Information button. Persons who wish to listen to the live earnings webcast must pre-register at the site prior to the webcast. A replay of the webcast will also be available on the Web site beginning at 1 p.m. (EDT) this afternoon.

International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative 'r' (SFI'r') program, a system that ensures the continual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in over 40 countries and sells its products in more than 120 nations.

                                      # # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the strength of demand for the company's products and changes in overall demand, the effects of competition from foreign and domestic producers, the level of housing starts, changes in the cost or availability of raw materials, the cost of compliance with environmental and other governmental regulations, the ability of the company to continue to realize anticipated cost savings, performance of the company's manufacturing operations, results of legal proceedings, changes related to international economic conditions, changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro, economic conditions in developing countries, specifically Brazil and Russia, the current military action in Iraq and the war on terrorism. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.





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                               International Paper
                        Summary of Consolidated Earnings
                            Preliminary and Unaudited
            (In millions except for net sales and per share amounts)

                                                                        Three Months Ended
                                                                             March 31,

                                                                      2003                2002
                                                                   -----------        -----------
 Net Sales (In billions)                                                 $6.1               $6.0
                                                                   -----------        -----------
 Earnings Before Interest, Income Taxes,
   Minority Interest, and Cumulative Effect
   of Accounting Changes                                                  317  (a)           344  (c)

    Interest expense, net                                                 184                205
                                                                   -----------        -----------
 Earnings Before Income Taxes, Minority
   Interest, and Cumulative Effect of
   Accounting Changes                                                     133  (a)           139  (c)

    Income tax provision                                                   39  (a)            43  (c)

    Minority interest expense, net of taxes                                40  (a)            31
                                                                   -----------        -----------
 Earnings Before Cumulative Effect of Accounting
   Changes                                                                 54  (a)            65  (c)

      Cumulative Effect of Accounting Changes:
         Asset Retirement Obligations, net of taxes                       (10) (b)           --
         Transitional goodwill impairment charge, net
              of minority interest                                         --            (1,175) (d)
                                                                   -----------        -----------

 Net Earnings (Loss)                                                      $44  (a,b)    $(1,110) (c,d)
                                                                   ===========        ===========
 Earnings Per Common Share Before
   Cumulative Effect of Accounting Changes                              $0.11  (a)        $0.13  (c)

 Earnings (Loss) Per Common Share -
    Cumulative Effect of Accounting Changes:
      Asset Retirement Obligations - SFAS 143                           (0.02) (b)           --
      Goodwill Impairment - SFAS 142                                       --            $(2.44)  (d)
                                                                   -----------        -----------

 Earnings (Loss) Per Common Share                                       $0.09  (a,b)     $(2.31)  (c,d)
                                                                   ===========        ===========
 Earnings (Loss) Per Common Share -
   Assuming Dilution                                                    $0.09  (a,b)     $(2.31)  (c,d)
                                                                   ===========        ===========


 Average Shares of Common Stock Outstanding                             479.0              482.3
                                                                   ===========        ===========

(a) Includes $23 million of net charges before taxes and minority interest ($14 million after taxes and minority interest) for certain costs related to the shutdown of the Natchez, Miss., dissolving pulp mill, and other charges for organizational realignments and related severance.

(b) Includes a $15 million charge before taxes ($10 million after taxes) for the adoption of SFAS No. 143, "Asset Retirement Obligations".

(c) Includes a $10 million pre-tax credit ($7 million after taxes) for the reversal of reserves no longer required.

(d) Includes a $1,236 million charge before minority interest ($1,175 million after minority interest) for the transitional goodwill impairment charge from the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."





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                               International Paper
                        Reconciliation of Earnings Before
                      Special Items to Net Earnings (Loss)
                            Preliminary and Unaudited
                   (In millions except for per share amounts)

                                                   Three Months Ended
                                                        March 31,
                                              ------------------------------
                                                  2003              2002
                                              ------------      ------------
Earnings Before Special Items (1)               $    68            $    58

Restructuring and other charges                     (14)                --
Reversal of reserves no longer required              --                  7
Cumulative effect of change in accounting
  for asset retirement obligations                  (10)                --
Cumulative effect of change in accounting
  for transitional goodwill impairment charge        --             (1,175)
                                                -------            -------
        Net Earnings (Loss) as Reported         $    44            $(1,110)
                                                =======            =======


                                                   Three Months Ended
                                                        March 31,
                                              ------------------------------
                                                 2003               2002
                                              ------------      ------------
Earnings Per Common Share
     Before Special Items (1)                   $  0.14            $  0.12

Restructuring and other charges                   (0.03)                --
Reversal of reserves no longer required              --               0.01
Cumulative effect of change in accounting
  for asset retirement obligations                (0.02)                --
Cumulative effect of change in accounting
  for transitional goodwill impairment charge        --              (2.44)
                                                -------            -------
Earnings (Loss) Per Common Share as Reported    $  0.09            $ (2.31)
                                                =======            =======




(1) The company calculates Earnings Before Special Items by excluding the after-tax effect of the adoption of new accounting standards and items considered by management to be unusual from the net earnings (loss) reported under generally accepted accounting principles ("GAAP"). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information along with net earnings (loss) provides for a more complete analysis of the results of operations by quarter. Net earnings (loss) is the most directly comparable GAAP measure.





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                               International Paper
                     Sales and Earnings by Industry Segment
                            Preliminary and Unaudited
                                  (In millions)

Sales by Industry Segment

                                                     Three Months Ended
                                                           March 31,
                                                    ---------------------
                                                      2003          2002
                                                    --------       -------
Printing Papers                                     $ 1,885       $ 1,820
Industrial and Consumer Packaging                     1,500         1,460
Distribution                                          1,530         1,535
Forest Products                                         675           765
Carter Holt Harvey                                      500           410
Specialty Businesses and Other (1)                      350           420
Less:  Intersegment Sales                              (365)         (372)
                                                    -------       -------

                                                    $ 6,075       $ 6,038
                                                    =======       =======

Earnings by Industry Segment

                                                      Three Months Ended
                                                           March 31,
                                                    ----------------------
                                                      2003          2002
                                                    --------       -------
Printing Papers                                       $ 122          $  76
Industrial and Consumer Packaging                        89            128
Distribution                                             15             18
Forest Products                                         161            176
Carter Holt Harvey                                       16             10
Specialty Businesses and Other (1)                        7             10
                                                    -------        -------

Operating Profit                                        410            418

Interest expense, net                                  (184)          (205)
Minority interest (2)                                    18             10
Corporate items, net                                    (88)           (94)
Restructuring and other charges                         (23)            --
Reversal of reserves no longer required                  --             10
                                                    -------        -------
Earnings before income taxes, minority interest
   and cumulative effect of accounting changes        $ 133          $ 139
                                                    =======        =======



(1) Includes Arizona Chemical, Industrial Papers, Chemical Cellulose Pulp and businesses identified in our divestiture program.

(2) Operating profits for industry segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax minority interest for these subsidiaries is added here to present consolidated earnings before income taxes, minority interest, extraordinary items, and cumulative effect of accounting changes.





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                               International Paper
                        Sales Volumes by Product (1) (2)
                            Preliminary and Unaudited

                                                                          Three Months Ended
                                                                               March 31,

                                                                    --------------------------------
                                                                        2003               2002
                                                                    --------------     -------------
        Printing Papers (In thousands of short tons)
             Uncoated Papers and Bristols                                   1,604             1,621
             Coated Papers                                                    506               509
             Market Pulp                                                      631               611

        Packaging (In thousands of short tons)
             Containerboard                                                   586               504
             Bleached Packaging Board                                         340               314
             Kraft                                                            150               173
             Industrial and Consumer Packaging                              1,117             1,113

        Forest Products (In millions)
             Panels (sq. ft. 3/8" - basis)                                    506               779
             Lumber (board feet)                                              964             1,005
             MDF and Particleboard (sq. ft. 3/4" - basis)                     147               179


(1) Includes third party and inter-segment sales, and 100 percent of volumes sold by Carter Holt Harvey.
(2) Sales volumes for divested businesses are included through the date of sale.





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                               International Paper
                           Consolidated Balance Sheet
                            Preliminary and Unaudited
                                  (In Millions)

                                                                 March 31,     December 31,
                                                                   2003           2002
                                                                 ---------       -------
Assets
Current Assets
   Cash and temporary investments                                $ 2,218         $ 1,074
   Accounts and notes receivable, net                              2,959           2,780
   Inventories                                                     2,993           2,879
   Assets of businesses held for sale                                138             128
   Other current assets                                              891             877
                                                                 -------         -------
     Total Current Assets                                          9,199           7,738
                                                                 -------         -------

Plants, Properties and Equipment, net                             14,109          14,167
Forestlands                                                        3,925           3,846
Investments                                                          234             227
Goodwill                                                           5,328           5,307
Deferred Charges and Other Assets                                  2,547           2,507
                                                                 -------         -------
Total Assets                                                     $35,342         $33,792
                                                                 =======         =======

Liabilities and Common Shareholders' Equity
Current Liabilities
   Notes payable and current maturities of long-term debt        $   270         $  --
   Liabilities of businesses held for sale                            41              44
   Accounts payable and accrued liabilities                        4,348           4,535
                                                                 -------         -------
     Total Current Liabilities                                     4,659           4,579
                                                                 -------         -------

Long-Term Debt                                                    14,110          13,042
Deferred Income Taxes                                              1,812           1,765
Other Liabilities                                                  3,812           3,778
Minority Interest                                                  1,662           1,449
Preferred Securities                                               1,805           1,805

Common Shareholders' Equity
   Invested capital                                                4,298           4,114
   Retained earnings                                               3,184           3,260
                                                                 -------         -------
     Total Common Shareholders' Equity                             7,482           7,374
                                                                 -------         -------
          Total Liabilities and Common Shareholders' Equity      $35,342         $33,792
                                                                 =======         =======